As filed with the Securities and Exchange Commission on May 5, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gogo Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-1650905
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

105 Edgeview Dr., Suite 300

Broomfield, CO 80021

(303) 301-3271

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marguerite M. Elias

Executive Vice President and General Counsel

105 Edgeview Dr., Suite 300

Broomfield, CO 80021

(303) 301-3271

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew E. Kaplan

Nicholas P. Pellicani

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

(212) 909-6000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Up to 56,590,999 Shares

GOGO INC.

Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 56,590,999 shares of our common stock, $0.0001 par value per share, by the selling stockholders identified in this prospectus or in supplements to this prospectus (the “selling stockholders”). The selling stockholders may offer and sell shares of our common stock held by them directly or through underwriters, agents or broker-dealers, in amounts, at prices and on terms that will be determined at the time of the offer and sale. For more information, see “Plan of Distribution.”

Each time shares of common stock are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

Selling stockholders that are affiliates of Gogo Inc. may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and, as a result, may be deemed to be offering securities, indirectly, on our behalf.

We will not receive any proceeds from sales of the shares offered by the selling stockholders pursuant to this prospectus, but we may bear a portion of the expenses of the offering of such common stock.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Investing in our common stock involves risks. See “Risk Factors” on page 7 of this prospectus, any similar section contained in any accompanying prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference into this prospectus concerning factors you should consider before investing in our common stock.

Our common stock is listed on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “GOGO.” The last reported sale price for our common stock on May 4, 2022 as quoted on NASDAQ was $18.88 per share. You are urged to obtain current market quotations of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 5, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders over time may offer and sell shares of our common stock in one or more offerings or resales. This prospectus provides you with a general description of the shares of common stock the selling stockholders may offer. Under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling stockholders. Any prospectus supplement and any free writing prospectus may also add to, update, supplement or clarify information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

We have not, and the selling stockholders and any underwriters have not, authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we prepare or distribute. We, the selling stockholders and any underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any accompanying prospectus supplement in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus and any sale of shares of our common stock.

Unless the context otherwise indicates or requires, references to “we,” “us,” “our,” “Gogo” and the “Company” refer to Gogo Inc. and its directly and indirectly owned subsidiaries as a combined entity, except where otherwise stated or where it is clear that the terms mean only Gogo Inc. exclusive of its subsidiaries. Unless otherwise indicated, information contained in this prospectus is as of December 31, 2021. We have made rounding adjustments to reach some of the figures included in this prospectus and, unless otherwise indicated, percentages presented in this prospectus are approximate.

CERTAIN TRADEMARKS

“Gogo,” “Gogo Biz,” “Gogo Vision,” “AVANCE L3,” “AVANCE L5,” the Gogo logo, and other trademarks or service marks of Gogo Inc. and its subsidiaries appearing in this prospectus, are the property of Gogo Inc. or one of its subsidiaries. Solely for convenience, our trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and tradenames. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements of us by, these other companies.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

These periodic and current reports and all amendments to those reports are also available free of charge on the investor relations page of our website at http://ir.gogoair.com. We have included our website throughout this filing as textual references only. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus (other than information that is furnished and not deemed filed under the Exchange Act).

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 3, 2022;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2022, and the Proxy Statement Supplement on Schedule 14A, filed with the SEC on April 26, 2022;

•	Our Current Report on Form 8-K, filed with the SEC on March 29, 2022; and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on June 20, 2013, and any amendment or report filed with the SEC for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities described in this prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Gogo Inc.

Attention: Corporate Secretary

105 Edgeview Dr., Suite 300

Broomfield, CO 80021

(303) 301-3271

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated in this prospectus and any accompanying prospectus supplement and any document incorporated by reference herein or therein include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, without limitation, statements regarding our business outlook, industry, business strategy, plans, goals and expectations concerning our market position, international expansion, future technologies, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” or the negative of these terms or comparable terminology. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following:

•	our ability to attract and retain customers and generate revenue from the provision of our connectivity and entertainment services;

•	our reliance on our key original equipment manufacturers and dealers for equipment sales;

•	our ability to develop and deploy Gogo 5G;

•	the impact of competition;

•	the impact of the COVID-19 pandemic and the measures implemented to combat it, including global shortages of certain electronic components and global logistics issues;

•	our ability to evaluate or pursue strategic opportunities;

•	our reliance on third parties for equipment and services;

•	our ability to recruit, train and retain highly skilled employees;

•	the impact of adverse economic conditions;

•	our ability to maintain our rights to use our licensed 3Mhz of air-to-ground (“ATG”) spectrum in the United States and obtain rights to additional spectrum if needed;

•	the impact of our use of open source software;

•	the impact of equipment failures or material software defects;

•	the impact of service disruptions caused by, among other things, force majeure events, cyber attacks or other malicious activities;

•	the impact of assertions by third parties of infringement, misappropriation or other violations;

•	our ability to innovate and provide products and services;

•	the impact of government regulation of the internet and conflict minerals;

•	our possession and use of personal information;

•	the extent of expenses, liabilities or business disruptions resulting from litigation;

•	our ability to protect our intellectual property rights;

•	our substantial indebtedness, limitations and restrictions in the agreements governing our current and future indebtedness and our ability to service our indebtedness;

•	fluctuations in our operating results;

•	our ability to fully utilize portions of our deferred tax assets; and

•	other risks and factors listed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC on March 3, 2022.

Important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” in this prospectus and any accompanying prospectus supplement, as well as the documents we incorporate by reference. Any one of these factors or a combination of these factors could materially affect our financial condition or future results of operations and could influence whether any forward-looking statements contained in this prospectus or any prospectus supplement ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

OUR COMPANY

Gogo is the world’s largest provider of broadband connectivity services for the business aviation market. We have served this market for more than 20 years. Our mission is to provide ground-like connectivity to every passenger on every business aviation flight around the globe, enabling superior passenger experiences and efficient flight operations. To accomplish our mission, we design, build and operate dedicated ATG networks and engineer and maintain in-flight systems of proprietary hardware and software. We hold the exclusive license to 4MHz of U.S. nationwide spectrum dedicated to ATG use, as well as exclusive rights to the same spectrum in Canada. We offer our customers a broad suite of integrated equipment, network and Internet connectivity products and services as well as global support capabilities. Our offerings include a customizable suite of smart cabin systems for highly integrated connectivity, in-flight entertainment and voice solutions.

As of December 31, 2021, we had approximately 6,400 ATG business aircraft online of which approximately 2,500 were equipped with our AVANCE platform and approximately 3,900 with Gogo Biz, our legacy ATG broadband system. AVANCE is a software-centric platform that enables us to offer a broad range of products and features and employ multiple spectrum frequencies and networks as new technologies emerge. Of the AVANCE aircraft online at December 31, 2021, approximately 1,700 were equipped with AVANCE L5™ and approximately 800 with AVANCE L3™, a compact version of AVANCE L5 modified for small business aircraft. As of December 31, 2021, we had over 850 paid subscribers to Gogo Vision, our in-flight video on demand entertainment service. As of such date, we also had approximately 4,600 aircraft online equipped with narrow band satellite solutions that we provide pursuant to distribution agreements with satellite providers.

We continually innovate to maintain our leading global market share and support our customers’ needs, and in May 2019, we announced our plans to build our Gogo 5G network for use on business aviation aircraft, commercial regional jets and smaller mainline jets operating within the continental United States and Canada. We continue to expect the new network to be commercially launched on a nationwide basis in the second half of 2022 and have announced completion of several key milestones including finishing construction of our seven-tower testbed, working with Duncan Aviation to complete the first-article Supplemental Type Certificate for the onboard 5G system and signing an agreement with Jet Edge as our 5G launch partner. Gogo 5G will support licensed and unlicensed spectrum and allow us to take advantage of new advances in technology as they are developed. We will continue to provide 3G and 4G service over our ATG networks in North America to augment performance and provide redundancy to the Gogo 5G network. Our technology roadmap includes plans for continued rapid improvement in the performance of our in-flight systems.

Our principal executive offices are located at 105 Edgeview Dr., Suite 300, Broomfield, CO 80021. Our telephone number is (303) 301-3271.

RISK FACTORS

Investment in our common stock involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, as well as the risk factors and other information contained in the applicable prospectus supplement before acquiring any shares of common stock. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered common stock. See “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sale of shares of our common stock offered pursuant to this prospectus. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders, but we may bear a portion of the expenses of the offering of such shares of common stock.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share. As of April 18, 2022, 111,928,392 shares of common stock were outstanding and no shares of preferred stock were outstanding.

The following descriptions of our capital stock and provisions of our third amended and restated certificate of incorporation, which we refer to as our amended and restated certificate of incorporation, and amended and restated bylaws, which we refer to as our amended and restated bylaws, are summaries of their material terms and provisions. You should keep in mind, however, that it is our amended and restated certificate of incorporation and our amended and restated bylaws, and the Delaware General Corporation Law, and not this summary, which define your rights as a security holder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation and amended and restated bylaws, which have been publicly filed with the SEC and which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Holders of common stock are entitled to cast one vote for each share held of record on all matters submitted to a vote of the stockholders; receive, on a pro rata basis, dividends and distributions, if any, that the board of directors may declare out of legally available funds, subject to preferences that may be applicable to preferred stock, if any, then outstanding; and upon our liquidation, dissolution or winding up, share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights, if any, of holders of any outstanding shares of preferred stock. Any dividends declared on the common stock will not be cumulative.

The holders of our common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. The common stock is not subject to future calls or assessments by us. Except as otherwise required by law, holders of the common stock are not entitled to vote on any amendment or certificate of designation relating to the terms of any series of preferred stock if the holders of the affected series are entitled to vote on such amendment or certificate of designation under the certificate of incorporation.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the voting rights, designations, preferences and qualifications, limitations and restrictions of the shares constituting any series, without any further vote or action by our stockholders. The issuance of preferred stock by our board of directors could adversely affect the rights of holders of common stock.

Shareholder Rights Plan

On September 23, 2020, our board of directors adopted a Section 382 Rights Agreement (the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as rights agent, and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of our common stock outstanding on the record date of October 2, 2020, to the stockholders of record on that date. The following description of the terms of the Rights Agreement is intended as a summary only and is qualified in its entirety by reference to the Rights Agreement filed as an exhibit to the registration statement of which this prospectus is a part. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of our Series A Preferred Stock, par value $0.01 per share (the “Preferred Shares”) at a price of $38.40 per one one-thousandth of a Preferred Share represented by a Right, subject to adjustment.

The purpose of the Rights Agreement is to facilitate our ability to preserve our net operating losses (“NOLs”) and certain other tax attributes in order to be able to offset potential future income taxes for federal income tax purposes. Our ability to use our NOLs and other tax attributes would be substantially limited if we experience an “ownership change,” as such term is defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). A company generally experiences an ownership change if the percentage of the value of its stock owned by certain “5-percent shareholders,” as such term is defined in Section 382 of the Code, increases by more than 50 percentage points over a rolling three-year period. The Rights Agreement is intended to reduce the likelihood of an ownership change under Section 382 of the Code by deterring any person or group from acquiring beneficial ownership of 4.9% or more of our shares of common stock then-outstanding.

Initially, the Rights will be attached to all shares of our common stock. Until the Distribution Date (as defined below), the Rights will be transferred with and only with the common stock. As long as the Rights are attached to the common stock, we will issue one Right with each new share of common stock so that all such shares of common stock will have Rights attached (subject to certain limited exceptions). The Rights will separate and begin trading separately from the common stock, and Right certificates will be caused to evidence the Rights, on the earlier to occur of (i) the close of business on the tenth day following public disclosure of facts indicating that a person or group has acquired beneficial ownership of 4.9% or more of the outstanding common stock (an “Acquiring Person”) (or, in the event our board of directors determines to effect an exchange in accordance with Section 24 of the Rights Agreement and our board of directors determines that a later date is advisable, then such later date) and (ii) the close of business on the tenth business day (or such later date as may be determined by action of our board of directors prior to such time as any person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 4.9% or more of the outstanding common stock (the earlier of such dates, the “Distribution Date”).

The Rights are not exercisable until the Distribution Date. The Rights will expire on the earlier to occur of (i) the date on which our board of directors determines in its sole discretion that (x) the Rights Agreement is no longer necessary for the preservation of material valuable NOLs or tax attributes or (y) the NOLs and tax attributes have been fully utilized and may no longer be carried forward and (ii) the close of business on September 23, 2023. The Rights Agreement was approved by our stockholders at our 2021 annual meeting of stockholders.

Registration Rights

2009 Registration Rights Agreement

On December 31, 2009, we entered into a registration rights agreement with certain of our stockholders, including certain entities affiliated with Oakleigh Thorne, Charles Townsend and Robert Mundheim (as amended on April 9, 2021, the “2009 Registration Rights Agreement”). The following description of the terms of the 2009 Registration Rights Agreement is intended as a summary only and is qualified in its entirety by reference to the 2009 Registration Rights Agreement filed as an exhibit to the registration statement of which this prospectus is a part.

The demand and piggyback registration rights described below commenced 180 days after the closing of our initial public offering on June 26, 2013 and continue perpetually. We are not required to effect more than two demand registrations in any twelve-month period or any demand registration within 180 days following the date of effectiveness of any other registration statement. If our board of directors (or an authorized committee thereof), in its reasonable good faith judgment determines that the filing of a registration statement will materially affect a significant transaction or would force us to disclose confidential information which is adverse to our interest, then our board of directors may delay a required registration filing for periods of up to 90 days, so long as the periods do not aggregate to more than 120 days in a twelve-month period. Generally, in an underwritten offering, the managing underwriter has the right, subject to specified conditions, to limit the number of shares such holders may include. We will pay the registration expenses, other than underwriting discounts and commissions and certain counsel or advisor fees as described therein, of the shares registered pursuant to the demand and piggyback registrations described below.

Demand Registration Rights. Under the terms of the 2009 Registration Rights Agreement, stockholders that are a party to the agreement may, under certain circumstances and provided they meet certain thresholds described in the 2009 Registration Rights Agreement, make a written request to us for the registration of the offer and sale of all or part of the shares subject to such registration rights (the “2009 Registrable Securities”). If we are eligible to file a registration statement on Form S-3 or any successor form with similar “short-form” disclosure requirements, the holders of 2009 Registrable Securities may make a written request to us for the registration of the offer and sale of all or part of the 2009 Registrable Securities provided that the 2009 Registrable Securities to be registered under such short-form registration have an aggregate market value, based upon the offering price to the public, equal to at least $15.0 million.

Piggyback Registration Rights. If we register the offer and sale of any of our securities (other than a registration statement relating to an initial public offering or on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) either on our behalf or on the behalf of other security holders, the holders of the 2009 Registrable Securities under the 2009 Registration Rights Agreement are entitled to include their 2009 Registrable Securities in the registration subject to certain exceptions relating to “block trades” effectuated pursuant to the terms of the 2021 Registration Rights Agreement (as defined below). The registration of certain shares of common stock held by Oakleigh Thorne, Robert Mundheim and Charles Townsend or their affiliates pursuant to the registration statement of which this prospectus is a part is being undertaken in accordance with the piggyback registration provisions of the 2009 Registration Rights Agreement. The managing underwriters of any underwritten offering may limit the number of 2009 Registrable Securities included in the underwritten offering if the underwriters believe that including these shares would have a materially adverse effect on the offering. If the number of 2009 Registrable Securities is limited by the managing underwriters, the securities to be included first in the registration will depend on whether we or certain holders of our securities initiate the piggyback registration. If we initiate the piggyback registration, we are required to include in the offering (i) first, the securities we propose to sell and (ii) second, the securities all selling security holders propose to sell (including holders of 2009 Registrable Securities and 2021 Registrable Securities), pro rata, on the basis of the number of securities owned by each such holder. If a holder of 2021 Registrable Securities initiates the piggyback registration in connection with an underwritten offering, it is required to include in the offering (i) first, the 2021 Registrable Securities the holders thereof propose to sell, (ii) second, the 2009 Registrable Securities the holders thereof propose to be included in such registration, pro rata, on the basis of the number of 2009 Registrable Securities owned by each such holder and (iii) third, the securities we propose to sell. If a holder, other than a holder of 2009 Registrable Securities or 2021 Registrable Securities, initiates the piggyback registration in connection with an underwritten offering, it is required to include in the offering (i) first, the securities all selling security holders propose to sell (including holders of 2009 Registrable Securities and 2021 Registrable Securities), pro rata, on the basis of the number of securities owned by each such holder, and (ii) second, the securities we propose to sell.

2021 Registration Rights Agreement

On April 9, 2021, we entered into a registration rights agreement (as amended on May 25, 2021 and March 2, 2022, the “2021 Registration Rights Agreement”) with Silver (XII) Holdings, LLC (“Silver XII Holdings”) and Silver (Equity) Holdings, LP (“Silver Equity” and, together with Silver XII Holdings, the “GTCR Affiliates”), entities affiliated with our director, Mark Anderson. The following description of the terms of the 2021 Registration Rights Agreement is intended as a summary only and is qualified in its entirety by reference to the 2021 Registration Rights Agreement filed as an exhibit to the registration statement of which this prospectus is a part. We will pay the registration expenses, other than underwriting discounts and commissions and certain counsel or advisor fees as described therein, of the shares registered pursuant to the demand and piggyback registrations described below.

Demand Registration Rights. Under the terms of the 2021 Registration Rights Agreement, the stockholders that are party to the agreement may, under certain circumstances, make or be deemed to have made a written request to us for the registration of the offer and sale of all or part of the shares subject to such registration rights (the “2021 Registrable Securities”). In addition, we are required to file a shelf registration statement on Form S-3 (or, if not then available to the Company, a Form S-1) (a “Shelf Registration Statement”) providing for the registration of, and the sale or distribution from time to time on a continuous or delayed basis of, the 2021 Registrable Securities and cause such Shelf Registration Statement to be declared effective by the SEC by no later than May 23, 2022. The registration of the shares of common stock held by the GTCR Affiliates pursuant to the registration statement of which this prospectus is a part is being undertaken in accordance with the demand registration provisions of the 2021 Registration Rights Agreement. Beginning May 25, 2022, the holders of 2021 Registrable Securities and their permitted assignees will have the right to an unlimited number of take-downs from any Shelf Registration Statement, subject to a maximum of three underwritten take-downs over any 12-month period and each such take-down being for a minimum of $50.0 million in gross proceeds (except no minimum shall apply if such offering is for all of the remaining 2021 Registrable Securities), in each case, subject to customary black-out and suspension periods.

Piggyback Registration Rights. If we register the offer and sale of any of our securities (other than a registration statement relating to an initial public offering or on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) either on our behalf or on the behalf of other security holders, the holders of 2021 Registrable Securities and their permitted assignees are entitled to include the 2021 Registrable Securities in the registration, subject to certain exceptions relating to “block trades” effectuated by stockholders party to the 2009 Registration Rights Agreement. The managing underwriters of any underwritten offering may limit the number of 2021 Registrable Securities included in the underwritten offering if the underwriters believe that including these shares would have a materially adverse effect on the offering. If the number of 2021 Registrable Securities is limited by the managing underwriters, the securities to be included first in the registration will depend on whether we or certain holders of our securities initiate the piggyback registration. If we initiate the piggyback registration, we are required to include in the offering (i) first, the securities we propose to sell, (ii) second, the 2009 Registrable Securities and 2021 Registrable Securities the holders thereof propose to sell, pro rata, on the basis of the number of securities owned by each such holder and (iii) third, the securities other holders, other than holders of 2009 Registrable Securities and the 2021 Registrable Securities the holders thereof propose to sell, pro rata, on the basis of the number of securities owned by each such holder. If a holder of 2009 Registrable Securities initiates the piggyback registration in connection with an underwritten offering, it is required to include in the offering (i) first, the 2009 Registrable Securities the initiating holders thereof propose to sell, (ii) second, the 2009 Registrable Securities the non-initiating holders thereof propose to sell, pro rata, on the basis of the number of 2009 Registrable Securities owned by each such holder, (iii) third, the 2021 Registrable Securities the holders thereof propose to sell, pro rata, on the basis of the number of 2021 Registrable Securities owned by each such holder, (iv) fourth, the securities we propose to sell and (v) fifth, the securities other holders, other than holders of 2009 Registrable Securities and 2021 Registrable Securities, propose to sell, pro rata, on the basis of the number of securities owned by each such holder. If a holder, other than a holder of 2009 Registrable Securities or 2021 Registrable Securities, initiates the piggyback registration in connection with an underwritten offering, it is required to include in the offering (i) first, the securities all selling security holders propose to sell (including holders of 2009 Registrable Securities and 2021 Registrable Securities), pro rata, on the basis of the number of securities owned by each such holder, and (ii) second, the securities we propose to sell.

Certain Certificate of Incorporation, Bylaw and Statutory Provisions

The provisions of our amended and restated certificate of incorporation and amended and restated bylaws and of the Delaware General Corporation Law summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which could result in an improvement of their terms. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation and amended and restated bylaws, which have been publicly filed with the SEC. See “Where You Can Find More Information.”

Classified Board of Directors. Our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our amended and restated certificate of incorporation and our amended and restated bylaws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least a majority of our voting stock, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our Board of directors, may be filled only by vote of a majority of our directors then in office. Our classified board of directors could have the effect of delaying or discouraging an acquisition of us or a change in our management.

Special Meetings of Stockholders. Our amended and restated bylaws provide that a special meeting of stockholders may be called only by a resolution adopted by a majority of our directors then in office. Stockholders are not permitted to call a special meeting of stockholders or to require that our board of directors request the calling of a special meeting of stockholders, which may delay the ability of our stockholders to force consideration of a proposal or for holders controlling a majority of our capital stock to take any action, including the removal of directors.

No Stockholder Action by Written Consent. Our amended and restated certificate of incorporation provides that stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent in lieu of a meeting, unless the action to be taken by written consent of stockholders and the taking of this action by written consent has been expressly approved in advance by the board of directors. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action.

Stockholder Advance Notice Procedure. Our amended and restated bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. The amended and restated bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary a written notice of the stockholder’s intention to do so. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not less than 90 days nor more than 120 days before the anniversary date of the preceding annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 70 days after such anniversary date, we must receive the notice not less than 120 days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must include the following information:

•

all information relating to each person whom the stockholder proposes to nominate for election or re-election as a director as required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

•

a brief description of the business desired to be brought before the meeting, the text of the proposal (including the text of any resolutions proposed for consideration and if such business includes proposed amendments to the certificate of incorporation and/or bylaws of the Corporation, the text of the proposed amendments), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

•	the name and address of such stockholder, as they appear on the our books and records, and of such beneficial owner;

•	the class or series and number of shares of our capital stock which are owned beneficially and of record by such stockholder and such beneficial owner;

•

a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

•

a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder or any such beneficial owner or any such nominee with respect to our securities (a “Derivative Instrument”);

•

the principal amount of any of our or our subsidiaries’ indebtedness beneficially owned by such stockholder or by any such beneficial owner, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder or such beneficial owner relating to the value or payment of any of our or our subsidiaries’ indebtedness;

•

a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•

a representation as to whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee or to approve or adopt the proposal or (y) otherwise to solicit proxies from stockholders in support of such nomination or proposal.

Limited Ownership by Foreign Entities

The Communications Act and Federal Communications Commission (“FCC”) regulations impose restrictions on foreign ownership of FCC licensees. These requirements generally forbid more than 20% ownership or control of an FCC licensee by non-U.S. citizens directly and more than 25% ownership of a licensee indirectly (e.g., through a parent company) by non-U.S. citizens. Since we serve as a holding company for our FCC licensee subsidiary, AC BidCo LLC, we are effectively restricted from having more than 25% of our stock owned or voted directly or indirectly by foreign individuals or entities, including corporations, partnerships or limited liability companies. The FCC may, in certain circumstances and upon application for prior approval by the FCC, authorize foreign ownership in the licensee’s parent in excess of these percentages if the FCC finds it to be in the public interest. Our amended and restated certificate of incorporation includes provisions that permit our board of directors to take certain actions in order to comply with FCC regulations regarding foreign ownership, including but not limited to, a right to redeem shares of common stock from non-U.S. citizens.

Limitations on Liability and Indemnification

Our amended and restated certificate of incorporation contains provisions permitted under the Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the Delaware General Corporation Law (unlawful dividends); or

•	any transaction from which the director derives an improper personal benefit.

The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the Delaware General Corporation Law. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. The inclusion of this provision in our amended and restated certificate of incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our amended and restated bylaws require us to indemnify and advance expenses to our directors and officers to the fullest extent permitted by the Delaware General Corporation Law and other applicable law, except in the case of a proceeding instituted by the director on his or her own behalf without the approval of our board of directors. Our amended and restated bylaws provide that we are required to indemnify our directors and executive officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings. To receive indemnification, the director or officer must have been successful in the legal proceeding or have acted in good faith and in what was reasonably believed to be a lawful manner in our best interest and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

We have also entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreement provides our directors and executive officers with contractual rights to the indemnification and expense advancement rights provided under our amended and restated bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreement.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

SELLING STOCKHOLDERS

This prospectus covers 56,590,999 shares of our common stock that may be offered for resale by the selling stockholders or their permitted assignees. For information regarding certain material relationships between the selling stockholders and the Company, see “Related Person Transactions” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 25, 2022, as supplemented by the Proxy Statement Supplement on Schedule 14A, filed with the SEC on April 26, 2022, which is incorporated by reference into this prospectus.

The following table sets forth information as of April 18, 2022 with respect to the ownership of our common stock by the selling stockholders. The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Percentage computations are based on 111,928,392 shares of our common stock outstanding as of April 18, 2022.

Information concerning the selling stockholders may change from time to time, and any changed information will be set forth in supplements to this prospectus or a post-effective amendment to the registration statement to which this prospectus relates if and when necessary. The selling stockholders may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may have sold or transferred, in transactions pursuant to this prospectus or otherwise, some or all of their shares since the date as of which the information is presented in the table below.

	Shares of Common Stock Beneficially Owned		Shares of Common Stock that May be Offered for Resale	Shares of Common Stock Beneficially Owned After the Sale of the Maximum Number of Shares of Common Stock
Name of Beneficial Owner	Number of Shares	Percent of Common Stock Outstanding		Number of Shares	Percent of Common Stock Outstanding
GTCR Affiliates (1)	31,739,011	28.4%	31,739,011	—	—
Robert H. Mundheim (2)	310,523	0.3%	40,339	270,184	0.2%
Thorndale Farm Gogo, LLC (3)	25,785,267	23.0%	23,394,875	2,390,392	2.1%
Pac 3, LLC (4)	2,120,344	1.9%	1,416,774	703,570	0.6%

(1)

Represents 19,064,529 shares held directly by Silver XII Holdings and 12,674,482 shares held directly by Silver Equity. GTCR Partners XII/A&C LP (“Partners XII/A&C”), solely in its capacity as the sole general partner of Silver Equity and the manager of Silver XII Holdings, and GTCR Investment XII LLC, solely in its capacity as the sole general partner of Partners XII/A&C, may be deemed to possess indirect beneficial ownership of the shares of common stock held directly by Silver Equity and Silver XII Holdings. The principal business address of each of the foregoing entities is 300 North LaSalle Street, Suite 5600, Chicago, IL 60654. The registration of the shares of common stock held by Silver XII Holdings and Partners XII/A&C pursuant to the registration statement of which this prospectus is a part is being undertaken in accordance with the demand registration provisions of the 2021 Registration Rights Agreement.

(2)

Includes certain derivatives and shares held by Mr. Mundheim’s family members. Mr. Mundheim has served as a member of the board of directors of Gogo Inc. since 2012. The registration of the shares of common stock held by Mr. Mundheim pursuant to the registration statement of which this prospectus is a part is being undertaken in accordance with the piggyback registration provisions of the 2009 Registration Rights Agreement.
(3)

Oakleigh Thorne, in his capacity as the chief executive officer of Thorndale Farm, Inc., and Thorndale Farm, Inc., in its capacity as the managing member of Thorndale Farm Gogo, LLC, may be deemed to possess indirect beneficial ownership of the shares of common stock held directly by Thorndale Farm Gogo, LLC. The principal business address of each of the foregoing entities is c/o Thorndale Farm, Inc., P.O. Box 258, Millbrook, NY 12545. Mr. Thorne has served as CEO of Gogo Inc. since 2018 and as a member of the board of directors of Gogo Inc. since 2006. The registration of the shares of common stock held by Thorndale Farm Gogo, LLC pursuant to the registration statement of which this prospectus is a part is being undertaken in accordance with the piggyback registration provisions of the 2009 Registration Rights Agreement.

(4)

Charles Townsend, in his capacity as the president of Pac 3, LLC, may be deemed to possess indirect beneficial ownership of the shares of common stock held directly by Pac 3, LLC. The principal business address of Pac 3, LLC is 63 Alfred Drown Road, Barrington, RI, 02806. Mr. Townsend has served as a member of the board of directors of Gogo Inc. since 2010. The registration of the shares of common stock held by Pac 3, LLC pursuant to the registration statement of which this prospectus is a part is being undertaken in accordance with the piggyback registration provisions of the 2009 Registration Rights Agreement.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock covered by this prospectus for the selling stockholders. The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of our common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders, and their successors, including pledgees, donees, permitted transferees and assignees, may use any one or more of the following methods, without limitation, when disposing of our common stock:

•

through one or more underwriters in a public offering, pursuant to which underwriters may resell our common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale;

•	“at the market” to or through market makers or into an existing market for our common stock;

•	through broker-dealers, who may act as agents or principals;

•	block trades in which the broker-dealer will attempt to sell our common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	privately negotiated transactions;

•	through the settlement of short sales (including short sales “against the box”);

•	by pledge to secure debts and other obligations (including obligations associated with derivative transactions);

•	through entering into or settling of standardized or over-the-counter options, swaps or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•	through the distribution by the selling stockholders to their partners, members or stockholders;

•	sales pursuant to Rule 144;

•	any other method permitted pursuant to applicable law; and

•	a combination of any such methods of disposition.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of our common stock by a broker-dealer as principal and resales of our common stock by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; or

•	transactions in which the broker-dealer solicits purchasers on a best efforts basis.

We are not aware of any agreements, understandings or arrangements between the selling stockholders and any underwriters or broker-dealers regarding the sale of our common stock covered by this prospectus. At any time a particular offer of the shares of our common stock covered by this prospectus is made, a prospectus supplement, if required, will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents and any other required information. To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of our common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

If the selling stockholders utilize a dealer in the sale of the securities being offered pursuant to this prospectus, the selling stockholders will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

The selling stockholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that the selling stockholders must pay for solicitation of these contracts will be described in a prospectus supplement, to the extent required.

The selling stockholders may enter into derivative transactions with broker-dealers, other financial institutions or third parties or sell securities not covered by this prospectus in privately negotiated or registered transactions. These transactions may involve the sale of shares of our common stock by the selling stockholders by forward sale or by an offering (directly or by entering into derivative transactions with broker-dealers, other financial institutions or third parties) of options, swaps, rights, warrants or other securities that are offered with, convertible into or exchangeable for shares of our common stock.

The selling stockholders may also enter into other option or other transactions with broker-dealers, other financial institutions or third parties or enter into one or more derivative securities that in each case may involve the delivery to such broker-dealer, other financial institution or third party of shares of our common stock offered by this prospectus, which may then resell or otherwise transfer the shares. In addition, the selling stockholders may, from time to time, sell shares of our common stock short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

The selling stockholders may also enter into hedging transactions with broker-dealers or other financial institutions and the broker-dealers or other financial institutions may engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling stockholders, including, without limitation, in connection with distributions of shares by those broker-dealers or other financial institutions.

In connection with the sale of shares of our common stock, the selling stockholders may loan or pledge, hypothecate or grant a security interest in the shares of our common stock to broker-dealers, other financial institutions or third parties which in turn may resell or otherwise transfer the shares.

This prospectus may be supplemented from time to time to describe a specific plan of distribution and any related transactions.

The aggregate proceeds to the selling stockholders from the sale of our common stock offered by them will be the purchase price of the shares less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

The selling stockholders may sell shares of our common stock directly to purchasers. In this case, they may not engage underwriters or agents in the offer or sale of such shares. The selling stockholders also may resell all or a portion of the shares of our common stock in open market transactions in reliance upon Rule 144 under the Securities Act rather than pursuant to this prospectus, provided that it meets the criteria and conforms to the requirements of that rule.

The selling stockholders may also elect to make a distribution of the shares of our common stock covered by this prospectus to their members, partners or stockholders. The members, partners or stockholders of the selling stockholders who receive shares of our common stock pursuant to a registered distribution may sell those shares of common stock directly to purchasers or through underwriters, broker-dealers or agents under Section 4(a)(1) of the Securities Act, except to the extent any such member, partner or stockholders is deemed to be our “affiliate” under Rule 144 of the Securities Act. After receiving shares of our common stock, the members, partners and stockholders of the distributing selling stockholders, to the extent not deemed to be our “affiliate” under Rule 144 of the Securities Act, will act independently of us and the selling stockholders in making decisions regarding the timing, manner and size of each sale of our common stock.

In connection with the sale of our common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of our common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriters, broker-dealers or agents that participate in the sale of the shares of our common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of our common stock may be underwriting discounts and commissions under the Securities Act. In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker dealer will not exceed 8% of any offering pursuant to this prospectus.

To the extent required, the shares of our common stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, any applicable commissions, discounts or concessions, and other terms with respect to a particular offer will be set forth in a prospectus supplement.

We and the selling stockholders may enter into agreements pursuant to which underwriters, dealers and agents who participate in the distribution of the shares of our common stock may be entitled to indemnification by us or the selling stockholders against certain liabilities, including liabilities arising under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

We will bear all expenses in connection with registering our common stock offered by this prospectus. The selling stockholders will pay any underwriting discounts, selling commissions and transfer taxes and fees and disbursements of counsel and any other advisers or agents of theirs incurred in connection with the offering of our common stock pursuant to this prospectus.

Certain of the underwriters, broker-dealers or agents who may become involved in the sale of the shares of our common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

The selling stockholders may also make sales through the Internet or through other electronic means. Since the selling stockholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering system for the pricing and allocation of such securities, you should pay particular attention to the description of that system provided in any prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by the selling stockholders, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

We cannot assure you that the selling stockholders will sell any or all of the shares of our common stock offered by it pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer, device or gift the shares of our common stock by other means not described in this prospectus.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP. Certain legal matters with respect to the common stock may be passed upon by counsel for any underwriters, dealers or agents, each of whom will be named in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Gogo Inc. and subsidiaries (the “Company”) as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this Prospectus, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered (all of which are to be paid by the registrant).

SEC registration fee	$ 95,581.86
Transfer agent fees and expenses	$ (1)
Printing fees and expenses	$ (1)
Legal fees and expenses	$ (1)
Accounting fees and expenses	$ (1)
Miscellaneous expenses	$ (1)

Total	$ (1)

(1)	These fees will be calculated based on the amount of securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Delaware General Corporation Law. Under the Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current, director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides for such limitation of liability.

Certificate of Incorporation. Our amended and restated certificate of incorporation provides that we shall, to the fullest extent authorized by the DGCL, indemnify any person made, or is threatened to be made, a party to any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such action, suit or proceeding is alleged action or inaction in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee; provided, however, that we shall indemnify any such person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by our board of directors. We may, by action of our board of directors, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors, officers and trustees. Our amended and restated certificate of incorporation provides that no director of the Company shall be personally liable to the Company or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Bylaws. Our amended and restated bylaws provide that we shall, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party or is otherwise involved in any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise; provided, however, we shall indemnify any such person in connection with an action, suit or proceeding initiated by such person, including a counterclaim or crossclaim, if such action, suit or proceeding was authorized by our board of directors.

Indemnification Agreements. In addition to the provisions of our amended and restated certificate of incorporation and amended and restated bylaws described above, we have entered into indemnification agreements with each of our directors and executive officers. The form of agreement that we have adopted provides that we will indemnify each of our directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer or other key employee because of his or her status as one of our directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws. In addition, the form agreement provides that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and other key employees in connection with a legal proceeding.

D&O Insurance. We maintain standard policies of insurance under which coverage is provided to our directors and executive officers against loss rising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such executive officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16.	Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

2.1***†	Purchase and Sale Agreement by and among Gogo Inc. and Intelsat Jackson Holdings S.A., dated August 31, 2020 (incorporated by reference to Exhibit 2.1 to Form 8-K filed on September 1, 2020 (File No. 001-35975))

3.1	Third Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Form 10-Q filed on August 7, 2013 (File No. 001-35975))

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Form 10-Q filed on August 7, 2013 (File No. 001-35975))

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Gogo Inc. Registration Statement on Form S-1 (File No. 333-178727))

4.2	Registration Rights Agreement, dated as of December 31, 2009, by and between AC Holdco Inc. and the Class A Holders, the Ripplewood Investors, the Thorne Investors and the other investors named therein (incorporated by reference to Exhibit 4.5 to Gogo Inc. Registration Statement on Form S-1 (File No. 333-178727))

4.3	Section 382 Rights Agreement, dated as of September 23, 2020, by and between Gogo Inc. and Computershare Trust Company, N.A., as rights agent (incorporated by reference to Exhibit 4.1 to Form 8-K filed on September 23, 2020 (File No. 001-35975))

4.4	Registration Rights Agreement, dated as of April 9, 2021, by and among Gogo Inc., Silver (XII) Holdings, LLC and Silver (Equity) Holdings, LP (incorporated by reference to Exhibit 10.2 to Form 8-K filed on April 13, 2021 (File No. 001-35975))

4.5	Amendment to the Registration Rights Agreement, dated as of April 9, 2021, by and between Gogo Inc. (f/k/a AC HoldCo Inc.) and Thorndale Farm Gogo, LLC (as assignee to the interests of the Thorne Investors, as defined therein) (incorporated by reference to Exhibit 10.3 to Form 8-K filed on April 13, 2021 (File No. 001-35975))

4.6	Amendment to the Registration Rights Agreement, dated as of May 25, 2021, by and among Gogo Inc., Silver (XII) Holdings, LLC and Silver (Equity) Holdings, LP (incorporated by reference to Exhibit 4.3 to Form 10-Q filed on August 5, 2021 (File No. 001-35975))

4.7	Amendment No. 2 to the Registration Rights Agreement, dated as of March 2, 2022, by and among Gogo Inc., Silver (XII) Holdings, LLC and Silver (Equity) Holdings, LP (incorporated by reference to Exhibit 4.10 to Form 10-K filed on March 3, 2022 (File No. 001-35975))

5.1**	Opinion of Debevoise & Plimpton LLP

23.1**	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1)

23.2**	Consent of Deloitte & Touche LLP, independent registered public accounting firm

24.1**	Powers of Attorney (incorporated by reference to the signature pages to the Company’s Registration Statement on Form S-3)

107**	Registration Fee Table

*	To be filed by amendment or as an exhibit to a report on Form 8-K pursuant to Item 601 of Regulation S-K.
**	Filed herewith.

***

Certain schedules and other similar attachments to such agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request.

†	Certain provisions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on this the 5th day of May, 2022.

GOGO INC.

By:	/s/ Barry Rowan
Barry Rowan Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Oakleigh Thorne, Barry Rowan and Marguerite M. Elias, or any of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462 of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Oakleigh Thorne Oakleigh Thorne	President and Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	May 5, 2022

/s/ Barry Rowan Barry Rowan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 5, 2022

/s/ Jessica G. Betjemann Jessica G. Betjemann	Senior Vice President, Finance, Chief Accounting Officer and Treasurer (Principal Accounting Officer)	May 5, 2022

/s/ Mark Anderson Mark Anderson	Director	May 5, 2022

/s/ Robert L. Crandall Robert L. Crandall	Director	May 5, 2022

/s/ Hugh W. Jones Hugh W. Jones	Lead Independent Director	May 5, 2022

SIGNATURE	TITLE	DATE

/s/ Michele Coleman Mayes Michele Coleman Mayes	Director	May 5, 2022

/s/ Robert H. Mundheim Robert H. Mundheim	Director	May 5, 2022

/s/ Christopher D. Payne Christopher D. Payne	Director	May 5, 2022

/s/ Charles C. Townsend Charles C. Townsend	Director	May 5, 2022

/s/ Harris N. Williams Harris N. Williams	Director	May 5, 2022